                                                                     Exhibit 3-b

                         AMSOUTH BANCORPORATION BYLAWS


                              ARTICLE 1 - OFFICES
                              -------------------


SECTION 1.1:    PRINCIPAL EXECUTIVE OFFICE AND OTHER OFFICES

        The principal executive office of the corporation shall be at such place, either within or without the State of Alabama, as may be designated from time to time by the Board of Directors. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time.


                       ARTICLE 2 - SHAREHOLDER MEETINGS
                       --------------------------------

SECTION 2.1:    ANNUAL MEETING

        The annual meeting of the shareholders of the corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day fixed by the Board of Directors for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.


SECTION 2.2:    SPECIAL MEETINGS

        Special meetings of the shareholders, for any purpose or purposes, may be called only as provided in the Restated Certificate of Incorporation.

SECTION 2.3:    PLACE OF MEETING

        The place of meeting shall be the principal executive office of the corporation unless some other place, either within or without the State of Alabama, is designated by the Board of Directors.


SECTION 2.4:    NOTICE OF MEETING: FORM; CONTENTS; DELIVERY METHOD; DELIVERY
                TIME

        Written notice stating (a) the place, day, and hour of the meeting and
(b) in the case of a special meeting, a meeting that is required by statute to be held for any special purpose, or an annual meeting at which special action is to be taken, the purpose or purposes for which the meeting is called, or the special action proposed to be taken, shall be delivered either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the records of the corporation, with postage thereon prepaid. Any such notice that relates to an annual meeting of shareholders shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting; and any such notice that relates to any special meeting of shareholders shall be delivered as provided in the Restated Certificate of Incorporation. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the shareholders may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        Any shareholder may waive notice of any meeting in the manner provided in Section 9.1 of these bylaws. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such a meeting, except when the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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        Any previously scheduled meeting of the shareholders (other than a meeting called by shareholders under Section VII(b) of the Restated Certificate of Incorporation) may be postponed, and any special meeting of the shareholders (other than a meeting called by shareholders of the corporation under Section VII(b) of the Restated Certificate of Incorporation) may be cancelled, by resolution of the Board of Directors upon public announcement (as defined in Section 2.12(C)(2) of these bylaws) given prior to the time previously scheduled for such meeting of shareholders.


SECTION 2.5:    FIXING OF RECORD DATE

        In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


SECTION 2.6:    VOTING LISTS

        The officer having charge of the stock ledger for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares registered in the name of each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder, for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock ledger shall be the only evidence as to who are the shareholders entitled to examine such list or stock ledger or books of the corporation or to vote in person or by proxy at any meeting of shareholders.

SECTION 2.7:    QUORUM

        A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting under the original notice. The shareholders present at a duly organized meeting may continue to transact business until the meeting is adjourned, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


SECTION 2.8:    PROXIES

        At all meetings of shareholders, a shareholder may vote by proxy in writing executed by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 2.9:    VOTING OF SHARES

        Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by a proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by a proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided in the Restated Certificate of Incorporation or as otherwise required by Delaware law.

        Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided in the Restated Certificate of Incorporation or as otherwise required by Delaware law.

        The vote on all questions shall be taken in such manner as the Chairman prescribes, provided, however, that all votes taken at any meeting of shareholders, including, without limitation, votes taken with respect to the election of directors, shall be by written ballot.


SECTION 2.10:   VOTING OF SHARES BY CERTAIN HOLDERS

        Except as provided in this paragraph, shares of the corporation standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor to be counted for quorum purposes; provided, however, that nothing in this section shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        Shares that have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

        Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy; but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

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        Shares standing in the name of a receiver may be voted by such receiver, and shares held or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such shares and vote thereon.

        If shares or other securities of the corporation having voting powers stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

        (a)     If only one (1) votes, the act of such person binds all;

        (b) If more than one (1) vote, the act of the majority so voting binds all;

        (c) If more than one (1) vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.


SECTION 2.11:   INSPECTORS

        Prior to any meeting of shareholders, the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Inspectors may, but are not required to be, employees of the corporation or of its subsidiaries. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

        The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

        The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

        In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a shareholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the shareholder, ballots, and the regular books and records of the corporation, except that the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

SECTION 2.12:   NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

        (A)     Annual Meetings of Shareholders.
                --------------------------------

                (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.12.

                (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph
(A)(1) of this Section 2.12, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

                (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 2.12 to the contrary, if the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the corporation.

        (B)     Special Meetings of Shareholders.  Only such business shall be
                --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.
Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. If the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such

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position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth
(10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

        (C)     General.
                -------
                (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective proposal or nomination shall be disregarded.

                (2) For purposes of this Section 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                (3) Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this section shall be deemed
(a) to affect any rights (i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the corporation to elect directors under specified circumstances or (b) to grant to any shareholder any right to nominate persons for election to the Board of Directors, or to propose business to be considered by the shareholders, that such shareholder would not have had in the absence of this Section 2.12, it being the intent of this section only to provide for the procedure for making such nominations or proposals of business to be considered.

                        ARTICLE 3 - BOARD OF DIRECTORS
                        ------------------------------

SECTION 3.1:    GENERAL POWERS

        The business and affairs of the corporation shall be managed under the direction of its Board of Directors.


SECTION 3.2:    NUMBER, TENURE, AND QUALIFICATIONS

        (a) Subject to the provisions of Paragraph (5) of Section XI of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, to elect under specified circumstances by separate class vote additional directors, the number of directors of the corporation shall be fixed from time to time by the affirmative vote of two-thirds of the total number of directors then in office who have been elected by the holders of the capital stock of the corporation entitled to vote generally for the election of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

        (b) Directors need not be residents of Alabama or Delaware nor shareholders of the corporation.

        (c)     (i)  Any director who has reached the age of 70 years shall retire from the Board of Directors effective as of the date of such 70th birthday.


                (ii) Any director who has retired or otherwise become
                     permanently separated from the business or professional position that he or she held at the time of his or her election to the Board of Directors shall submit a written letter of resignation to the Secretary of the corporation effective as of the effective date of such retirement or permanent separation. Such letter of resignation shall be considered by the Director Affairs Committee and the Board of Directors as provided in subsection (f) below.

        (d) Any director who has become disabled to the extent that (in the judgment of a majority of the remaining outside directors) he or she is unable to perform the duties of a director of the corporation on an ongoing basis shall be deemed to have retired on the date on which the remaining outside directors have determined that such director is so disabled. For purposes of these bylaws a director will not be considered an "outside" director if he or she is, at the time of determination, an employee of the corporation or any of its subsidiaries.

        (e) Any director who is an officer of the corporation, or of any subsidiary thereof, shall resign as a director effective on the earliest date on which he or she is neither an officer of the corporation nor an officer of any subsidiary thereof.

        (f) On recommendation of the Director Affairs Committee, the Board of Directors may elect not to accept the resignation of a director described in subsection (c)(ii) or (e) above, and may advise such director that he or she may serve out the remainder of his or her three-year term, or any portion thereof, as may be specified by the Board of Directors on recommendation of the Director Affairs Committee. Any such director shall also be eligible for renomination as a member of the Board of Directors, in the event that he or she is still a director at the expiration of his or her term, for one additional three-year term, or portion thereof, as may be specified by the Board of Directors on recommendation of the Director Affairs Committee. In the case of any determination by the Board of Directors to permit a director to serve less than all of a three-year term or remaining portion thereof, the Board may periodically extend the permitted service period for one or more additional periods up to the end of the applicable term. Notwithstanding any determination to permit continued service by a director as provided in this subsection (f), such director shall resign on his or her 70th birthday as provided in subsection c(i) above.

        (g) Any director may resign at any time upon written notice to the corporation. Any director or the entire Board of Directors may be removed at any time, but only for cause and only as provided in the Restated Certificate of Incorporation.


SECTION 3.3:    REGULAR MEETINGS

        A regular meeting of the Board of Directors shall be held without other notice than this bylaw at 1:00 p.m., local time, on the third Thursday of January, March, April, June, July, October, and December (unless such date shall fall on a holiday observed by AmSouth Bank of Alabama, in which event the meeting shall be held on the next succeeding business day and at the same hour or at such other hour as may be designated by the Board of Directors). Regular meetings of the Board of Directors shall be held at the principal executive office of the corporation or such other location as may be determined by the Board of Directors or as permitted by law. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional or substitute regular meetings without other notice than such resolution.

SECTION 3.4:    SPECIAL MEETINGS

        Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any three (3) directors. A special meeting of the Board of Directors shall be held at the principal office of the corporation unless all directors agree in advance and in writing that it be held at another place, either within or without the State of Alabama.


SECTION 3.5:    PARTICIPATION BY CONFERENCE TELEPHONE

        Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or of any such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting in such manner shall constitute presence in person at the meeting.


SECTION 3.6:    ACTION BY CONSENT WITHOUT A MEETING

        Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.


SECTION 3.7:    NOTICE

        At least one (1) day's notice of any special meeting of the Board of Directors or of any meeting of a committee of the Board of Directors shall be given to all directors or committee members, as the case may be, unless, in the opinion of the officer or directors calling the meeting, an emergency exists that requires less than one (1) day's notice; in that event, only such notice need be given as such officer or directors shall direct. Any director may waive notice of any meeting, as provided in Section 9 of these bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.8:    FEES

        By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each such meeting or a stated salary as director, or both.


SECTION 3.9:    QUORUM

        Except as otherwise provided in Section XI of the Restated Certificate of Incorporation, a majority of the sum of (i) the number of directors determined pursuant to Paragraph (2) of Section XI of the Restated Certificate of Incorporation and Section 3.2(a) of these bylaws, and (ii) the number of directors, if any, elected under specified circumstances by a separate class vote of the holders of any class or series of Preferred Stock, as defined in
Section IV of the Restated Certificate of Incorporation, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but, if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


SECTION 3.10:   MANNER OF ACTING

        Except as provided in Sections VIII and XI of the Restated Certificate of Incorporation and Section 3.2(a) and Section 3.12 of these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


SECTION 3.11:   VACANCIES

        Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directorships or any other reason shall be filled according to the provisions of Section XI of the Restated Certificate of Incorporation.

SECTION 3.12:   COMMITTEES OF THE BOARD

        The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, which, to the extent provided in such resolution or resolutions, shall have, and may during intervals between the meetings of the Board of Directors exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee or committees shall consist of one or more of the directors of the corporation and shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, nor any member thereof, of any responsibility imposed upon it, him, or her by law.


SECTION 3.13:   EMERITUS BOARD OF DIRECTORS

        The Board of Directors may designate an "Emeritus Board of Directors", which shall consist of directors of the corporation who have retired, either by reason of age or because of being retired or otherwise permanently separated from the business or professional position that he or she held at the time of his or her election to the Board of Directors. If the Board of Directors designates an Emeritus Board of Directors, it will also specify the frequency of the meetings thereof, eligibility for continued service thereon, and compensation for service thereon.


                             ARTICLE 4 - OFFICERS
                             --------------------

SECTION 4.1:    GENERAL

        (a) NUMBER. The officers of the corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Senior Executive Vice President, Executive Vice President, Senior Vice President, or such other title as the Board of Directors may determine), a Chief Accounting Officer, and a Corporate Secretary and may also include such other officers as the Board of Directors may from time to time determine, including, but not limited to, one or more Vice Chairmen and one or more Assistant Secretaries. Either the Chairman of the Board or the President shall be designated by the Board of Directors as the Chief Executive Officer of the corporation; the President, a Vice Chairman, or one of the Vice Presidents may be designated by the Board as the Chief Operating Officer of the corporation; and, other officers may be designated by other titles such as "Chief Compliance Officer", "Chief Financial Officer", "Chief Credit Officer", and the like.

        (b) EXECUTIVE OFFICERS; ORDER OF AUTHORITY. As used in these bylaws, the term "Executive Officers" shall include the Chairman of the Board (if, but only if, he or she also is the Chief Executive Officer), the President (regardless of whether he or she is the Chief Executive Officer), any Vice Chairman of the Board, the Senior Executive Vice Presidents, and the Executive Vice Presidents; provided, however, that nothing herein contained is intended to have any bearing on whether or not an officer of the corporation is an "executive officer" of the corporation for any purpose other than for convenient reference in these bylaws, including but not limited to the purpose of determining whether or not any officer of the corporation is an "officer" within the meaning of (S) 16 of the Exchange Act or an "executive officer" under Regulation O of the Federal Reserve Board. Their "order of authority" shall be the order designated by resolution of the Board of Directors or, if not so designated by the Board of Directors, as designated by the Chief Executive Officer.

        (c) DUAL OFFICES. Any two or more offices in the corporation may, except where prohibited by law, be held by the same individual. In cases where an individual holds more than one office, that person shall have the authority of all offices so held and shall occupy the "order of authority" provided in these bylaws for the more or most senior of the offices held.

        (d)     MANNER OF ELECTION; TERM OF OFFICE.   Except as provided below,
 all officers shall be elected annually by the Board of Directors at their first meeting next following the Annual Meeting of Shareholders of the corporation, or as soon thereafter as is practicable; and their terms of office shall be for one
(1) year, commencing upon election, or until their successors are elected and qualified, whichever occurs later.

        The Board of Directors may, at any time and for any reason sufficient to them, elect such other officers as they may deem desirable.

        Each of the two (2) Executive Officers having the highest order of authority shall have the power to elect or appoint, or delegate to any other officer of the corporation the power to elect or appoint, all employees and all officers holding a title at or below that of Senior Vice President.

        (e) RESIGNATION; REMOVAL FROM OFFICE. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. All officers and employees serve at the will of this corporation and may be removed from office and employment at any time, with or without cause.

        Only the Board of Directors or its Executive Committee may remove from office the Chief Executive Officer, the Chairman of the Board, or the President.

        All other officers and employees may be removed from office by either of the two (2) Executive Officers having the highest order of authority or by any person authorized so to do by the personnel policies of the corporation; and, unless one of the said two (2) Executive Officers acts directly in a particular instance, removal from office or employment shall be as provided in the personnel policies of the corporation, as they may from time to time be adopted, amended, and modified.

        (f) VACANCIES. Vacancies in offices above the level of Senior Vice President becoming vacant may be filled by the Board of Directors or the Executive Committee. In the event of a vacancy in any of the offices of the Executive Officers, any of the other Executive Officers remaining may be elected to fill the vacancy in such office for such period as the Board of Directors may determine or until further action by the Board.


SECTION 4.2:    CHIEF EXECUTIVE OFFICER

        Subject to the direction of the Board of Directors, of the Executive Committee, and of other committees of the Board having authority, the Chief Executive Officer shall be vested with authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law; shall have general charge of the corporation and of its business and affairs, including authority over the operations of the corporation and over its employees; and, subject to the limitations stated, shall have full power and authority to do and perform in the name of the corporation all acts necessary or proper in his or her opinion to be done and performed and to execute for and in the name of the corporation all instruments, agreements, and deeds which may be authorized to be executed on behalf of the corporation or which may be required by law.

SECTION 4.3:    CHAIRMAN OF THE BOARD

        The Chairman of the Board, or in his or her absence, the President or other Executive Officers, in their order of authority, shall preside at all regular, called, or special meetings of the Board of Directors, the Executive Committee, and the shareholders, and at adjournments thereof.


SECTION 4.4:    PRESIDENT

        The President shall, subject to the direction of the Board of Directors, the Executive Committee, other committees of the Board of Directors having authority (and, if he or she is not the Chief Executive Officer, then also subject to the direction of the Chief Executive Officer), be vested with authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law. The President, regardless of whether he or she is also the Chief Executive Officer, shall have the same power to sign for the corporation as is prescribed in these bylaws for the Chief Executive Officer. The President shall perform all duties incidental to the office and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.


SECTION 4.5:    OTHER EXECUTIVE OFFICERS

        Each of the Executive Officers shall (subject to the direction of the Board of Directors and of the committees of the Board having authority and to the direction of the Chief Executive Officer) have and may exercise authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law and, in general, to discharge the functions and to exercise the authority vested in the Chief Executive Officer in matters not otherwise acted upon by the Chief Executive Officer or by other Executive Officers senior in the order of authority. Subject to the limitations stated above, the authority of each Executive Officer shall include authority over the operations of the corporation within his or her assigned areas of responsibility and over assigned employees, and authority to do and perform in the name of the corporation all acts necessary or proper in his or her opinion to be done and performed and to execute for and in the name of the corporation all instruments, agreements, and deeds which may be authorized to be executed on behalf of the corporation or required by law.

SECTION 4.6:    VICE PRESIDENTS

        Any Vice President shall have the authority to execute in the name of the corporation transfers, conveyances, certificates, releases, satisfactions, authentications, options, proxies, leases, including oil, gas, and other mineral leases, agreements, including but not limited to agreements relating to depository accounts of the corporation, or other instruments pertaining to investment, assets or operations of the corporation or powers held or controlled by the corporation. The Vice Presidents shall have such other powers as are from time to time conferred upon them by the Board of Directors, committees of the Board, and the Executive Officers.


SECTION 4.7:    CHIEF ACCOUNTING OFFICER OR CONTROLLER

        An officer of the corporation shall be appointed "Chief Accounting Officer" or "Controller" and shall have custody of the corporation's general accounting records, shall prepare financial statements, tax returns, profit plans and reports to regulatory authorities, and shall have such other duties as the Chief Executive Officer or other Executive Officer may assign him from time to time.


SECTION 4.8:    THE SECRETARY

        The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix, or cause to be affixed, the seal of the corporation to all documents the execution of which on behalf of the corporation under its seal is appropriate; (d) keep a record of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by these bylaws, by the Chief Executive Officer, or by the Board of Directors. The Secretary may, from time to time, delegate to other officers of the corporation, including but not limited to Assistant Secretaries, any or all of the duties and powers of the Secretary hereunder.

SECTION 4.9: EXERCISE OF AUTHORITY OF CHIEF EXECUTIVE OFFICER BY OTHER EXECUTIVE OFFICERS

        In case of the disqualification, disability, death, resignation, or removal of the Chief Executive Officer, and until the Board of Directors has filled the vacancy, the Executive Officers, in their order of authority, shall act as such Chief Executive Officer and with his full authority.


SECTION 4.10:   MANAGEMENT COMMITTEE

        There shall be an officers' committee of the corporation (the "Management Committee"), which shall consist of such officers of the corporation and its subsidiaries as may be appointed to sit thereon by the Chief Executive Officer. The chairman of the committee shall be the Chief Executive Officer, and the committee shall meet at the chairman's call.

        The Management Committee shall develop, publish, and implement policies and procedures for the operation of the corporation and its subsidiaries and affiliates. The Board of Directors shall have the right to amend or revoke actions of the Management Committee. The Management Committee may amend, make additions to, or deletions from, or revoke such policies and procedures, to the extent the committee deems such actions to be necessary and desirable. In addition to the duties prescribed above, the Management Committee shall have such other and further duties and responsibilities as may from time to time be assigned to it by the Board of Directors or the Chief Executive Officer.

                          ARTICLE 5 - SHARES; PROXIES
                          ---------------------------

SECTION 5.1:    CERTIFICATES FOR SHARES

        Certificates shall be issued only for whole shares and no certificate will be issued for a fractional share. Certificates representing whole shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall be signed in the manner provided by the General Corporation Law of Delaware by the Chairman or Vice-Chairman of the Board of Directors, or by the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary. Such signatures may be in facsimile form. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that the corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate, as the Board of Directors may prescribe.


SECTION 5.2:    TRANSFER OF SHARES

        Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 5.3:    PROXIES

        Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may cast, or from time to time appoint an attorney or agent of the corporation to cast, the votes that the corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of the stock or other securities of which may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as the Chief Executive Officer may deem necessary or proper in the premises.


                            ARTICLE 6 - FISCAL YEAR
                            -----------------------

SECTION 6.1: The fiscal year of the corporation shall begin on January 1 and end on December 31 in each year.


                      ARTICLE 7 - DIVIDENDS; RECORD DATE
                      ----------------------------------

SECTION 7.1: The Board of Directors or the Executive Committee may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


SECTION 7.2: In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights with respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

                               ARTICLE 8 - SEAL
                               ----------------

SECTION 8.1: The corporate seal of the corporation shall be a circular die around which shall be the words "AmSouth Bancorporation."


                         ARTICLE 9 - WAIVERS OF NOTICE
                         -----------------------------

SECTION 9.1: Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws, the Restated Certificate of Incorporation, or the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice except as required by the Restated Certificate of Incorporation or these bylaws.


                       ARTICLE 10 - AMENDMENTS TO BYLAWS
                       ---------------------------------

SECTION 10.1:   POWER OF DIRECTORS TO AMEND

        The Board of Directors shall have the power to alter, amend, and repeal the bylaws of the corporation or adopt new bylaws for the corporation at any regular or special meeting of the Board.


SECTION 10.2:   POWER OF SHAREHOLDERS TO AMEND

        (a) The shareholders may alter, amend, or repeal the bylaws of the corporation or adopt new bylaws for the corporation at any annual meeting or at a special meeting called for the purpose, and all bylaws made by the directors may be altered, amended, or repealed by the shareholders; provided, however, that:

                (1) the affirmative vote of the holders of sixty-seven percent (67%) of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Section VII of the Restated Certificate of Incorporation of the corporation, or to adopt any provision of these bylaws that would cause these bylaws to be inconsistent with the provisions of Section VII of the Restated Certificate of Incorporation of the corporation;

                (2) the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Section XI of the Restated Certificate of Incorporation of the corporation or to adopt any provision of these bylaws that would cause these bylaws to be inconsistent with the provisions of Section XI of the Restated Certificate of Incorporation of the corporation;

                (3) the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal any provision of Paragraph (a) of
Section 3.2 of these bylaws or to adopt any provision of these bylaws that would cause these bylaws to be inconsistent with the provisions of Paragraph (a) of
Section 3.2 of these bylaws; and

                (4) the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the voting stock and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the voting stock held by shareholders other than an Interested Stockholder (as defined in Section VIII of the Restated Certificate of Incorporation) shall be required for the shareholders to alter, amend, or repeal Section VIII of the Restated Certificate of Incorporation of the corporation, or to adopt any provision of these bylaws that would cause these bylaws to be inconsistent with the provisions of Section VIII of the Restated Certificate of Incorporation of the corporation.

        (b)     The affirmative vote of the holders of sixty-seven percent
(67%) of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (1) of this Section 10.2 of these bylaws or to adopt any provision of these bylaws that would cause these bylaws to be inconsistent with Paragraph (a) (1) of this Section 10.2 of these bylaws.

        (c) The affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (2) or (a) (3) of this Section 10.2 of these bylaws or to adopt any provision of these bylaws inconsistent with Paragraph (a)
(2) or (a) (3) of this Section 10.2 of these bylaws.

        (d) The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the voting stock and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the voting stock held by shareholders other than an Interested Stockholder (as defined in Section VIII of the Restated Certificate of Incorporation) shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (4) of this Section
10.2 or to adopt any provision of these bylaws that would cause these bylaws to be inconsistent with Paragraph (a) (4) of this Section 10.2 of these bylaws.